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                                                      SEE REVERSE FOR IMPORTANT
                                                      NOTICE ON TRANSFER
                                                      RESTRICTIONS AND OTHER
                                                      INFORMATION

                                                               CUSIP 589643 204

               SERIES D CUMULATIVE REDEEMABLE PREFERRED STOCK

NUMBER                                                                   SHARES

                      MERIDIAN INDUSTRIAL TRUST, INC.
             INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND


     This Certifies that ______________________________________________ is the registered holder of ____________________________ fully paid and nonassessable shares of Series D Cumulative Redeemable Preferred Stock, $.001 par value per share of

                       MERIDIAN INDUSTRIAL TRUST, INC.

(the "Corporation") incorporated under Articles of Incorporation dated May 18, 1995, as amended from time to time, a copy of which together with all amendments thereto (the "Charter") is on file with the State Department of Assessments and Taxation of Maryland. The shares represented by this certificate are transferable only on the books of the Corporation by the holder hereof in person or by its duly authorized attorney upon surrender of this Certificate properly endorsed or assigned. This certificate and the shares represented hereby are subject in all respects to the laws of the State of Maryland and the Charter and the Bylaws of the Corporation and any amendments or supplements thereto, to all of which the holder of this certificate, by acceptance hereof, assents. The Corporation is authorized to issue Common Stock and Preferred Stock. A statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue and (i) the differences in the relative rights and preferences between the shares of each class or series of stock of the Corporation to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of each subsequent class or series, may be obtained by any stockholder upon request and without charge from the Secretary of the Corporation at 455 Market Street, 17th Floor, San Francisco, California 94105.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _____ day of _____________, 19___.

------------------------------------       -----------------------------------
             Secretary                                  President

Countersigned and Registered:

Transfer Agent and Registrar

By:
   ---------------------------------
         Authorized Signature

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FOR VALUE RECEIVED ___________________________ HEREBY SELL, ASSIGN AND
TRANSFER UNTO _____________________________________________________________
SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ____________________________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.*

Dated ________________________, 19___

IN PRESENCE OF ______________________________________________________________

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common   UNIF GIFT MIN ACT___________  Custodian_______
                                                  (Custodian)           (Minor)
TEN ENT - as tenants by the      under Uniform Gifts to Minors Act of
          entireties             ______________________________________________
                                 (State)
JT TEN - as joint tenants with
         right of survivorship
         and not as tenants in
         common
                                 Additional abbreviations may also be used though not in the above list.

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     1.  The shares of stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may (i) Beneficially Own or Constructively Own shares of Equity Stock in excess of 8.5% (or such other percentage as may be determined by the Board of Directors of the Corporation) of the lesser of the number or value of any class or series of the outstanding Equity Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable) and except as expressly provided in the Articles Supplementary with respect to the Series D Cumulative Redeemable Preferred Stock; or (ii) Beneficially Own or Constructively Own Equity Stock which would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must notify the Corporation in writing at least 15 days prior to such attempted transfer. If the restrictions above are violated, the shares of Equity Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee at a price as specified in the Corporation's Charter. All capitalized terms in this legend have the meanings defined in the Corporation's Charter, as the same may be further amended from time to time. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Corporation's Charter, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation.

     2. The shares represented by this certificate are subject to be redeemed by the Corporation under certain provisions of the Corporation's Charter, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation.

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      * NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME
        AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.


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